UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 8, 2017

(Date of Report; date of earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware		38-0572512
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)
Ally Detroit Center 500 Woodward Ave. Floor 10, Detroit, Michigan 48226
(Address of principal executive offices) (Zip Code)

(866) 710-4623 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ally Financial Inc. (Ally) has announced the retirement of Christopher A. Halmy as Chief Financial Officer effective March 1, 2018, and his departure from Ally effective June 1, 2018.

Jennifer A. LaClair has been appointed as Chief Financial Officer Designate of Ally effective December 18, 2017, with the intent that she be appointed to succeed Mr. Halmy as Chief Financial Officer of Ally effective upon his retirement from that position.

Ally and Mr. Halmy have executed a Separation and Transition Services Agreement (the Agreement) effective December 8, 2017. The Agreement provides for Mr. Halmy (1) to receive his current base salary and remain eligible for equivalent benefits and perquisites through June 1, 2018, (2) to remain eligible for cash and equity-based incentive-compensation awards commensurate with his current position as Chief Financial Officer and his and Ally’s performance during 2017 as determined by the Compensation, Nominating, and Governance Committee in early 2018, (3) to receive up to $20,000 in executive outplacement assistance, (4) to receive as soon as reasonably practicable after June 1, 2018, a lump-sum cash payment of $450,000, which is equal to 39 weeks of his current base salary, (5) to fully vest on June 1, 2018, in his then unvested time-based restricted stock awards, with each award settling as originally scheduled, and (6) to fully vest on June 1, 2018, in his then unvested performance-based stock awards, with each award settling as originally scheduled subject to (a) the achievement of the related performance goals and (b) if the achievement of the related performance goals exceeds the target, a proration of the number of shares distributable in excess of the target number of shares based on the number of calendar days during the performance period when Mr. Halmy was employed by Ally. The Agreement also includes terms and conditions governing Mr. Halmy’s provision of services to Ally until his departure, his general release of claims subject to customary exceptions, his obligations of confidentiality and cooperation, and other customary provisions. A copy of the Agreement is attached as Exhibit 10.1 and incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On December 12, 2017, Ally issued a press release with the announcement described in Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference. The information in this Item 7.01 and Exhibit 99.1 is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation and Transition Services Agreement, dated December 8, 2017, by and between Ally Financial Inc. and Christopher A. Halmy
99.1	Press Release, dated December 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2017

Ally Financial Inc.
Registrant
By:	/s/ Jeffrey A. Belisle
Jeffrey A. Belisle
Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Separation and Transition Services Agreement, dated December 8, 2017, by and between Ally Financial Inc. and Christopher A. Halmy
99.1	Press Release, dated December 12, 2017